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[GRAPHIC OMITTED] neoware                         [GRAPHIC OMITTED] Mangrove
                                                                     systems

PRESS RELEASE


              NEOWARE ACQUIRES MANGROVE SYSTEMS, EXPANDS SOLUTIONS
                       IN GROWING LINUX THIN CLIENT MARKET

  Acquisition Bolsters Neoware's Thin Client Leadership with New Linux Software
                         Technology and European Reach


         KING OF PRUSSIA, PA AND GRANVILLE, FRANCE, JANUARY 27, 2005 - Neoware Systems (Nasdaq: NWRE) today announced that it has acquired privately-held Mangrove Systems to bolster its Linux software solutions and provide enhanced support and services in the European market.

         Mangrove Systems provides embedded Linux solutions for OEMs, systems integrators and corporate customers. Mangrove's products include Linux thin client software, software to convert PCs into Linux thin clients, and a software development environment that enables systems integrators to quickly build robust Linux-based thin client solutions.

         Neoware is the global leader in Linux thin clients with more than 40% market share of this segment of the PC market - nearly four times its nearest competitor, according to industry analysts. Acquiring Mangrove further expands Neoware's leadership in the Linux thin client market by enhancing Neoware's software portfolio and providing Neoware with a European development center with Linux expertise.

         "Mangrove has developed innovative Linux software solutions that will enhance Neoware's leadership in the fast-growing Linux market," stated Michael Kantrowitz, Chairman and CEO of Neoware. "By adding Mangrove's people and products, we can enhance our solutions with new software for OEM and corporate customers and with new support offerings in the European market."


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         Neoware has acquired all of the shares of Mangrove Systems for
(euro)2.0 million in cash and 153,682 shares of Neoware common stock, plus a potential earn out based upon performance. Neoware will operate the business as a wholly owned subsidiary based in Granville, France. Neoware has retained the executive management and all of Mangrove's current staff. Mangrove will continue to be led by Laurent Texier, who will be Mangrove's Managing Director.

          "We are very excited by the opportunity to continue to develop and support our customers, products and services, now with the financial strength and backing of a global leader in the thin client business," commented Laurent Texier, Managing Director of Mangrove Systems. "Mangrove has grown our business by providing innovative software and excellent support to both corporate and OEM customers. Joining forces with Neoware provides us with global reach and a strong partner with whom we can continue to grow our business."

ABOUT NEOWARE
         Recently ranked America's eighth fastest-growing company by Fortune Magazine, Neoware is a leading provider of software, services, and thin client appliances that make computing more open, secure, reliable, affordable and manageable. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing to provide increased flexibility and choice, as well as lower up-front and total costs.

         Neoware's software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one fourth the price of today's typical business PC.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.


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ABOUT MANGROVE
     Established in early 2001, Mangrove Systems is a leader in embedded Linux solutions for OEMs, corporate customers and systems integrators in the server-based computing market. In 2002, Mangrove was named a laureate of the 3rd French National Contest of Innovative Technology organized by the French Ministry of Research and Technology. With extensive experience in developing information appliances, Mangrove delivers a feature rich, turnkey Linux solution to OEMs and corporate customers. Mangrove has developed an innovative software development environment that enables systems integrators to quickly build Linux-based information appliances that can be easily integrated into specific vertical applications. More information about Mangrove can be found on the Web at http://www.mangrove-systems.com.

         Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our new software product and support offerings; the addition of the new Mangrove employees, including Laurent Texier; our leadership position in the fast-growing Linux thin client market; and the continued growth of Mangrove's business. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include: our ability to successfully integrate the Mangrove acquisition, including the retention of Mangrove's existing customers; our timely development and customers' acceptance of our products, including the former Mangrove products; our ability to continue to lower our costs; pricing pressures; rapid technological changes in the industry; growth of the Appliance Computing and host access software market; increased competition; our ability to attract and retain qualified personnel, including the former Mangrove employees; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in customer order patterns; adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2004 and Form 10-Q for the quarter ended September 30, 2004.

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FOR:                                        FOR:
Neoware Systems, Inc.                       Mangrove Systems
400 Feheley Drive
King of Prussia, PA  19406


CONTACT:                                    CONTACT:
Keith Schneck                               Laurent Texier
Chief Financial Officer                     Managing Director, Mangrove Systems.
(610) 277-8300, ext. 1072                   phone: 33 2 33 91 0620
EMAIL: ltexier@mangrove-systems.com         EMAIL: kschneck@neoware.com

Sharon O'Shea
V.P. Marketing Communications
(610) 277-8300, ext. 1743
EMAIL: sharon.oshea@neoware.com